EXHIBIT 10.1

430 Park Avenue
Suite 702
New York, NY 10022

March 30, 2014

Ms. Patsy Trisler
[ADDRESS]

Re:	At-Will Consulting Agreement with RenovaCare, Inc.

Dear Patsy:

This At-Will Consulting Agreement (the “Agreement”) sets forth the terms and conditions of your engagement as an independent consultant to and by RenovaCare, Inc. (the “Company”). For the purposes of this Agreement, capitalized terms used but not otherwise defined shall have the meanings ascribed thereto in Paragraph 21 hereof.

1. Position and Duties.

(a) Executive Positions. In your capacity as an independent consultant to the Company hereunder, you shall be appointed by the Company to serve as its Vice President – Regulatory & Clinical Affairs and/or to such other positions as the Company’s Board of Directors (the “Board”) may from time to time designate (collectively, the “Executive Positions”); your services hereunder shall include, but not be limited to, the preparation of the Company’s 510(k) premarket notification to the Food and Drug Administration. In performance of your duties, you shall be subject to the direction of, and be reporting directly to the Company’s President and Chief Executive Officer and the Company’s Board of Directors; anything herein to the contrary notwithstanding, if requested by the Board, you will immediately resign from any Executive Positions in which you may be serving at such time. Your execution of this Agreement constitutes your acceptance of your appointment as the Company’s Vice President – Regulatory & Clinical Affairs.

(b) Part Time Efforts. While you agree to devote as much of your efforts, professional attention, knowledge, and experience as may be necessary to carry on your duties pursuant to this Agreement and the fulfillment of your responsibilities in accordance with the Executive Positions, it is acknowledged that your engagement is on a “part-time” basis. Subject further to Paragraph 19(d) hereof, you may render services to, or serve as a director of, any other Person without the prior approval of the Board, so long as such services do not create a conflict of interest with you fulfilling your responsibilities in your Executive Positions.

(c) Travel. Upon reasonable notice, you shall be available to travel as the reasonable needs of the Company’s Business require. The Company shall reimburse you for reasonable costs associated with your travel on behalf of the Company.

(d) Code of Ethics. You agree to abide by the Code of Ethics and Business Conduct, a copy of which is attached as Appendix A hereto.

2. At-Will Engagement as a Consultant.

Anything herein to the contrary notwithstanding, your engagement as a consultant with and by the Company is an “at-will engagement” arrangement and may be terminated by you or the Company at any time, with or without cause, and for any reason whatsoever, upon written notice as provided in Paragraph 10 hereof.

3. Compensation. You shall act in the capacity of an independent contractor and shall not be an employee of the Company during the term of this Agreement. You shall be compensated by the Company for your services hereunder as follows:

(a) Cash Compensation

(i) Monthly Fee. Commencing April 1, 2014 (the “Start Date”), you shall be paid a fee of $5,000 per month (the “Monthly Fee”); the Monthly Fee is payable on the last day of each calendar month during the term of this Agreement. The Monthly Fee shall be prorated for any partial months during the term of this Agreement. The Monthly Fee shall be reported to the IRS on Form 1099.

(ii) Additional Compensation. You and the Company hereby agree that the Monthly Fee shall cover your services for up to forty (40) hours in any given month. In addition to the Monthly Fee, the Company hereby agrees to pay you $125 for every hour in excess of forty (40), prorated for any partial hour, you expend on the Company’s behalf in any given month (the “Additional Fee”). Within ten (10) days from the end of the month you shall provide the Company with an invoice documenting any hours in excess of forty (40) you have expended on behalf of the Company. Notwithstanding anything herein to the contrary, you shall obtain the written consent of the Company prior to expending more than five (5) hours on behalf of the Company. Subject to you providing the Company with an invoice in a timely manner, the Company shall pay you the Additional Fee together with the Monthly Fee.

(iii) Review of Compensation. Your compensation shall be reviewed periodically by the Company’s Board of Directors at its sole discretion.

(b) Stock Awards. Subject to your entry into a stock option agreement substantially in the form of Exhibit A attached hereto, the Company shall grant you an option to purchase 10,000 shares of the Company’s common stock for each year you are engaged by the Company.

4. Additional Benefits.

(a) Business Expense Reimbursement. You shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of your duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company (collectively, “Business Expense Reimbursement”).

(b) D&O Insurance; Officer Liability. The Company does not currently have D&O insurance.

5. Your Representations and Warranties. You represent and warrant to the Company that:

(a) The execution, delivery and performance of this Agreement by you does not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which you are a party or of which you or should be aware and that there are no restrictions, covenants, agreements or limitations on your right or ability to enter into and perform the terms of this Agreement;

(b) You are not party to any ongoing civil or criminal proceedings, and have not been party such proceedings within the past ten years, and do not know of any such proceeding that may be threatened or pending against you; and

(c) You are not currently engaged in activities and will not knowingly engage in future activities that may cause embarrassment to the Company or tarnish the reputation or public image of the Company, including but not necessarily limited to association with or party to: any criminal behavior(s) such as drug use, theft, or any other potential or active violation of law; political controversy, civil disobedience, or public protest; lewd, lascivious behavior.

6. Discoveries and Works. All Discoveries and Works which are made or conceived by you while engaged by the Company, solely, jointly or with others, that relate to the Company’s present or anticipated activities, or are used or useable by the Company within the scope of this Agreement shall be owned by the Company. You shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by the Company, as the case may be, to evidence or better assure title to Discoveries and Works in the Company, as so requested; (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company; (c) assist the Company in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works; and (d) promptly execute, whether during the term of this Agreement or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect the title of the Company thereto, including but not limited to assignments of such patents and other rights. Any Discoveries and Works which, within one year after the expiration or termination of the term of this Agreement, are made, disclosed, reduced to tangible or written form or description, or are reduced to practice by you and which pertain to the business carried on or products or services being sold or delivered by the Company at the time of such termination shall, as between you and the Company, be presumed to have been made during the term of this Agreement. You acknowledge that all Discoveries and Works shall be deemed “works made for hire” under the U.S. Copyright Act of 1976, as amended 17 U.S.C. Sect. 101.

7. Intellectual Property.

(a) Assignment

(i) You agree to make full written disclosure to the Company and will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all of your right, title and interest in and to any Intellectual Property. Without limiting the foregoing, all copyrightable works that you create during your engagement with the Company shall be considered “work made for hire.”

(ii) Any interest in Intellectual Property which you now, or hereafter during the period you are engaged by the Company, may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; you hereby assign and agree to assign to the Company (or as otherwise directed by the Company) all of your right, title and interest in and to all Work Product, including without limitation all patent, copyright, trademark and other intellectual property rights therein and thereto. If you have any such rights that cannot be assigned to the Company, you waive the enforcement of such rights, and if you have any rights that cannot be assigned or waived, you hereby grant to the Company an exclusive, irrevocable, perpetual, worldwide, fully paid license, with right to sublicense through multiple tiers, to such rights. Such rights shall include the right to make, use, sell, improve, commercialize, reproduce, distribute, perform, display, transmit, manipulate in any manner, create derivative works based on, and otherwise exploit or utilize in any manner the subject intellectual property.

(iii) You obligation to assign your rights to Intellectual Property under this Section 7 shall not apply to any inventions and all Discoveries and Works expressly identified in Appendix B attached hereto which were developed prior to your performance of services hereunder for the Company, provided however that inventions to be developed by you during the term of this Agreement may be subsequently added to the Schedule upon the mutual agreement of you and the Company that such inventions are outside the scope of the Agreement. You acknowledge that there are, and may be, future rights that the Company may otherwise become entitled to with respect to the Intellectual Property that do not yet exist, as well as new uses, media, means and forms of exploitation throughout the universe exploiting current or future technology yet to be developed, and you specifically intend the foregoing assignment of rights to the Company to include all such now known or unknown uses, media and forms of exploitation. You agree to cooperate with the Company, both during and after the term of your engagement , in the procurement and maintenance of the Company’s rights to the Intellectual Property and to execute, when requested, any and all applications for domestic and foreign patents, copyrights and other proprietary rights or other documents and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company, to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property and to otherwise carry out the purpose of this Agreement.

(iv) If the Company is unable because of your mental or physical incapacity or for any other reason to secure any signature for any of the assignments, licenses or other reasonably requested documents pertaining to the intellectual property rights referenced herein within ten (10) days of the delivery of said documents to you, then you hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as your agent and attorney in fact, to act for and on your behalf and stead and to execute and file said documents and do all other lawfully permitted acts to further the perfection, defense and enjoyment of the Company’s rights relating to the subject Intellectual Property with the same legal force and effect as if executed by you. You stipulate and agree that such appointment is a right coupled with an interest, and will survive your incapacity or unavailability at any future time.

(b) Maintenance of Records. You agree to keep and maintain adequate and current written records of all Intellectual Property made by you (solely or jointly with others) during the term of your engagement with the Company. The records will be in the form of notes, sketches, drawings, electronic or digital data, and any other format that may be specified by the Company. The records will be available to, and remain the sole property of, the Company at all times.

(c) Patent and Copyright Registrations. You agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Intellectual Property Items and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto and the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Intellectual Property Items, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

8. Non-Competition; Non-Solicitation and Non-Circumvention.

(a) Non-Competition. Except as authorized by the Board, during the term of this Agreement and for a period of six (6) months thereafter, you will not (except as an officer, director, stockholder, employee, agent or consultant of the Company or any subsidiary or affiliate thereof) either directly or indirectly, whether or not for consideration, (i) in any way, directly or indirectly, solicit, divert, or take away the business of any person who is or was a customer of the Company, or in any manner influence such person to cease doing business in part or in whole with Company; (ii) engage in a Competing Business; or (iii) engage in any practice the purpose or effect of which is to intentionally evade the provisions of this covenant. For purposes of this section, “Competing Business” means any company or business which is engaged directly or indirectly in any Company Business then carried on or planned to be carried on (if such plans were developed during the term of this Agreement) by the Company or any of its subsidiaries or affiliates.

(b) Non-Solicitation and Non-Circumvention. For a period of six (6) months following the termination of this Agreement, you will not directly or indirectly, whether for your account or for the account of any other individual or entity, solicit or canvas the trade, business or patronage of, or sell to, any individuals or entities that were investors, customers or employees of the Company during the term of this Agreement, or prospective customers with respect to whom a sales effort, presentation or proposal was made by the Company or its affiliates, during the one year period prior to the termination of this Agreement. Without limiting the foregoing, you shall not, directly or indirectly, (i) solicit, induce, enter into any agreement with, or attempt to influence any individual who was an employee or consultant of the Company at any time during the term of this Agreement, to terminate his or her employment relationship with the Company or to become employed or engaged by you or any individual or entity by which you are employed or for which you are acting as a consultant or other advisory capacity (ii) interfere in any other way with the employment, or other relationship, of any employee of, or consultant to, the Company or its affiliates.

(c) Requirement to Safeguard Confidential Information. All Confidential Information of the Company is expressly acknowledged by you to be the sole property of the Company, and the disclosure of the Confidential Information shall not be deemed to confer any rights with respect to such Confidential Information on you. You will exercise reasonable care to ensure the confidentiality of the Confidential Information. All confidential information which you may now possess, or may obtain or create prior to the termination date of this Agreement, relating to the business of the Company, or any customer or supplier of the Company, or any agreements, arrangements, or understandings to which the Company is a party, shall not be disclosed or made accessible by you to any other person or entity either during the term of or after the termination of this Agreement or used by you except during the term of this Agreement in the business and for the benefit of the Company, without the prior written consent of the Company. Nothing herein shall be construed as an obligation of the Company to consent to the terms and conditions of any such request and under no circumstances shall any such approval be deemed to waive, alter or modify the terms and conditions of this Agreement. You shall return all tangible evidence of such Confidential Information to the Company prior to or upon the termination of this Agreement.

9. Enforcement.

(a) Provisions Reasonable. You acknowledge and agreed that:

(i) before and since the Start Date the Company has operated and competed and will operate and compete in a global market, with respect to the Company’s Business;

(ii) competitors of the Company are located in countries around the world;

(iii) in order to protect the Company adequately, any enjoinder of competition would have to apply world-wide;

(iv) during the term of this Agreement, both before and after the Start Date, on behalf of the Company, you have acquired and will acquire knowledge of, and you have come into contact with, initiated and established relationships with and will come into contact with, initiate and establish relationships with, both existing and new clients, customers, suppliers, principals, contacts and prospects of the Company, and that in some circumstances you have been or may well become the senior or sole representative of the Company dealing with such persons; and

(v) in light of the foregoing, the provisions of Paragraph 8 are reasonable and necessary for the proper protection of the business, property and goodwill of the Company and the Company’s Business.

(b) Enforcement. Nothing herein contained shall be construed as prohibiting the Company or you from pursuing any remedies available for any breach or threatened breach of this Agreement. A waiver by the Company or you of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach.

10. Termination.

(a) Manner of Termination. The Company and you may terminate this Agreement, with or without cause, for any reason whatsoever, by providing ten (10) days advance written notice (the “Termination Notice”), in accordance with Paragraph 17, to the other specifying the date of termination (the “Termination Date”).

(b) Effect of Termination. In the event this Agreement is terminated pursuant to Paragraph 10 (a) your rights and the Company’s obligations hereunder shall cease as of the effective date of the termination; provided, however, that the Company shall pay you: (i) your Monthly Fee, prorated through the Termination Date, (ii) your Business Expense Reimbursements through the Termination Date and (iii) the Additional Fee, if any, through the Termination Date; the full payment to you of the items enumerated in clauses (i) through (iii) above, upon termination of this Agreement, shall completely and fully discharge and constitute a release by you of any and all obligations and liabilities of the Company to you, including, without limitation, the right to receive any other compensation hereunder, and you shall not be entitled to any severance compensation of any kind, and shall have no further right or claim to any compensation, or severance compensation under this Agreement or otherwise against the Company or its affiliates, from and after the Termination Date.

(c) Resignation. The termination of this Agreement pursuant to this Paragraph 10 shall constitute your resignation from any and all Executive Positions and, if applicable, as a Director of the Company effective as of the Termination Date.

(d) Return of Documents and Property. Upon the expiration or termination of this Agreement, or at any time upon the request of the Company, you (or your heirs or personal representatives) shall deliver to the Company in good order (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets and Confidential Information relating to the business and affairs of the Company or its affiliates; (b) all documents, materials, equipment and other property (including, without limitation, computer files, computer programs, computer operating systems, computers, printers, scanners, pagers, telephones, credit cards and ID cards) belonging to the Company or its affiliates, which in either case are in the possession or under the your control (or the control of your heirs or personal representatives); and (c) all corporate records of the Company, including minute books, accounting related materials, audit related materials, attorney correspondence, and any other such records which may be in your possession.

(e) Survival of Certain Provisions. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated the provisions of Paragraphs 5, 8, 9, 10, 12 and 13 of this Agreement shall survive such termination and continue in full force and effect.

(f) Relinquishment of Authority. Notwithstanding anything to the contrary set forth herein, upon written notice to you, the Company may immediately relieve you of all your duties and responsibilities hereunder and may relieve you of authority to act on behalf of, or legally bind, the Company. However, such action by the Company shall not alter the Company’s obligations to you with regard to the procedure for a termination.

11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by you, you shall not have the right to assign or transfer any of your rights, obligations or benefits under this Agreement, except as otherwise noted herein.

12. No Reliance on Representations. You acknowledge that you are not relying, and have not relied, on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

13. Entire Agreements; Amendments. This Agreement sets forth our entire understanding with respect to your engagement by the Company as a consultant, and supersedes all existing agreements between you and the Company concerning such engagement, and may be modified only by a written instrument duly executed by each of you and the Company.

14. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

15. Construction. You and the Company have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by you and the Company and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

16. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

17. Notices.

All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made by (i) certified mail, return receipt requested, (ii) nationally recognized overnight courier delivery, (iii) by facsimile or email transmission provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party, or (iv) hand delivery as follows:

To the Company:

RenovaCare, Inc.
430 Park Avenue
Suite 702
New York, NY 10022
Attention: President and Chief Executive Officer
thomas.bold@stemcell-systems.com
Fax: (212) 246-3039

With a copy (which shall not constitute notice) to:

Joseph Sierchio, Esq.
Sierchio & Company, LLP
430 Park Avenue, Suite 702
New York, NY 10022
Fax: (212) 246-3039

To you:

Ms. Patsy Trisler
[ADDRESS]

or, to such other address, facsimile number, or email address, as is specified by a party by notice to the other party given in accordance with the provisions of this Paragraph 17. Any notice given in accordance with the provisions of this Paragraph 17 shall be deemed given (i) three (3) business days after mailing (if sent by certified mail), (ii) one (1) business day after deposit of same with a nationally recognized overnight courier service (if delivered by nationally recognized overnight courier service), or (iii) on the date delivery is made if delivered by hand, facsimile or email.

18. Counterparts; Delivery by Facsimile or Email.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by you and the Company and delivered to the other, it being understood that you and the Company need not sign the same counterpart. This Agreement may be executed by facsimile or email signature and a facsimile or email signature shall constitute an original for all purposes.

(b) This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

19. Disclosure and Avoidance of Conflicts of Interest. During the term of this Agreement, you will promptly, fully and frankly disclose to the Company in writing:

(a) the nature and extent of any interest you or your Affiliates (as hereinafter defined) have or may have, directly or indirectly, in any contract or transaction or proposed contract or transaction of or with the Company or any subsidiary or affiliate of the Company;

(b) every office you may hold or acquire, and every property you or your Affiliates may possess or acquire, whereby directly or indirectly a duty or interest might be created in conflict with the interests of the Company or your duties and obligations under this Agreement;

(c) the nature and extent of any conflict referred to in subsection (b) above; and

(d) you acknowledge that it is the policy of the Company that all interests and conflicts of the sort described herein be avoided, and you agree to comply with all policies and directives of the Board from time to time regulating, restricting or prohibiting circumstances giving rise to interests or conflicts of the sort described herein. During the term of this Agreement, without prior written approval of the Board, which approval may be granted or denied in its sole discretion, you shall not enter into any agreement, arrangement or understanding with any other person or entity that would in any way conflict or interfere with this Agreement or your duties or obligations under this Agreement or that would otherwise prevent you from performing your obligations hereunder, and you represent and warrant that you or your Affiliates have not entered into any such agreement, arrangement or understanding.

20. Code Section 409A. This Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A of the Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations thereunder (the “Code”), and any payment scheduled to be made hereunder that would otherwise violate Section 409A of the Code shall be delayed to the extent necessary for this Agreement and such payment to comply with Section 409A of the Code.

21. Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

“Company Business” means the Company’s business activities and operations as conducted during the term of this Agreement, together with all services provided or planned by the Company or any of its Affiliates, during your relationship with the Company. At the time of entry into this Agreement Company Business is founded around a technology and process: The technology includes an applicator for spraying cells over an area of intact or damaged skin and the process involves the method of collecting and processing autologous cells for use in the applicator, for use in in repair, restorative and cosmetic uses. The Company Business may change from time to time.

“Confidential Information” shall mean any and all information in addition to Trade Secrets used by, or which is in the possession of the Company and relating to the Company’s business or assets specifically including, but not limited to, information relating to the Company’s products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, finances, employee compensation, computer software and hardware, inventions, developments, in each case to the extent that such information is not required to be disclosed by applicable law or compelled to be disclosed by any governmental authority. Notwithstanding the foregoing, the terms “Trade Secrets” and “Confidential Information” do not include information that (i) is or becomes generally available to or known by the public (other than as a result of a disclosure by you), provided, that the source of such information is not known by you to be bound by a confidentiality agreement with the Company; or (ii) is independently developed by you without violating this Agreement.

“Person” means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization.

“Trade Secrets” shall mean all confidential and proprietary information belonging to the Company (including current client lists and prospective client lists, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information.

22. Further Assurances. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

23. Non-Employee Status; Independent Contractor. The Company and you hereby acknowledge that you are and will be an independent consultant to and not an employee (or person of similar status) of the Company or any of its Affiliates for purposes of the Code and Sections 601-608 of the Employee Retirement Income Security Act of 1974, as amended. You acknowledge that you will not be paid any “wages” (as defined in the Code) in respect of the services under this Agreement, and the Company will not withhold any amounts from the consideration paid hereunder for tax purposes.

You shall be solely responsible for all taxes (including penalties and interests thereon) imposed on you by reason of the payment of any compensation, benefits or other amounts payable in respect of the this Agreement or the services under this Agreement, if any, and shall indemnify the Company and its Affiliates for any losses or damages (including reasonable attorneys’ fees) incurred or suffered by the Company or its Affiliates as a result of your failure to pay any such taxes (including any penalties and interest thereon).

24. Governing Law. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, County of New York for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

If you agree to, and accept your engagement in accordance with, the foregoing terms and conditions, please sign a copy of this Agreement where indicated below and return it to the Company.

Sincerely,

RenovaCare, Inc.

By:	/s/ Thomas Bold
Name:	Thomas Bold
Title:	President and Chief Executive Officer

ACCEPTED AND AGREED
this 31st day of March 2014
Patsy Trisler
Patsy Trisler